EXHBIT 99.1

April 30, 2012

Dear Shareholders:

With today’s announcement of the hiring of Philippe Tartavull as the Chief Executive Officer of Comverse, Inc. (“CNS”), the wholly-owned operating subsidiary of Comverse Technology, Inc. (CMVT: NASDAQ), I wanted to take the opportunity to update you on where we are on key strategic initiatives, including the proposed spin-off of CNS and the resolution of CMVT’s majority stake in Verint Systems Inc. (VRNT: NASDAQ).

First of all, as mentioned in our press release announcing Philippe’s appointment, we are thrilled to have someone of Philippe’s caliber at CNS.  His successful background at Hypercom and Oberthur means he will be well equipped to meet the challenges of our CNS business with our market leading position in converged billing, voice and messaging.  Customer and employee visits have already been scheduled and I will be working with him on a successful transition to his new role.

           At the same time, our work on the spin-off of CNS is proceeding smoothly. Now that CMVT’s fiscal 2011 Form 10-K has been filed on a timely basis, our full attention has turned to producing audited financials for CNS as a stand-alone entity and addressing other spin-off requirements. We are continuing to refine our analysis of the tax consequences of the spin-off, but, based on that analysis to date, we are not planning on seeking a tax ruling from the IRS. We anticipate filing a preliminary Form 10 registration statement containing a full description of CNS as an independent public company with the SEC in June. Therefore, assuming clearance of the Form 10 by the SEC in the ordinary course, we expect that a shareholder vote and completion of the spin-off can be scheduled as planned in the September-October 2012 timeframe.

With the hiring of a new CEO, we are also turning our attention to the structure of the new CNS Board.  Although we believe that some continuity is important initially, we expect to have discussions with our major shareholders on the composition of the new Board, including the desirable qualities of potential new director candidates.

We decided to expedite the spin-off of CNS as opposed to pursuing other possible options because, in our judgment, other options are constrained by structural complexity, uncertain timing and speculative value. The spin-off of CNS will give us flexibility in unwinding the holding company structure and in dealing with our stake in Verint expeditiously and in a tax-efficient manner.

In approaching the resolution of Verint, we have one basic and simple objective -- to maximize the value of our holdings. This can be achieved through an outright sale of Verint as a whole to a financial or strategic buyer, the merger of CMVT and Verint in a transaction that gives CMVT shareholders direct ownership of Verint shares and that compensates them for relinquishing control of Verint, or a sale of the CMVT holding company itself to a third party interested in control and ultimately full ownership of Verint. We are in active discussions with Verint’s management and independent directors on these options. We will update you on the progress of those discussions as and when appropriate.

We will have more to say about Cadian Capital Management and its attempts to seek control of the CMVT Board in the weeks ahead. For the moment, we would simply note that Cadian has been silent about its intentions for CMVT’s stake in Verint, notwithstanding the fact that the most recent available public filings indicate that Cadian owns nearly three times  the market value of Verint stock than it does of CMVT stock. At a minimum that disproportionate ownership raises questions as to whether Cadian’s interests are aligned with other CMVT shareholders.

We continue to work on your behalf to achieve the best outcome for all CMVT shareholders. We are excited about the future of CNS under Philippe Tartavull’s leadership and we are optimistic about the value that can be unlocked in Verint if all parties work together.

I encourage you to reach out to me or to Gus Oliver, lead director, with any questions.

Sincerely

/s/ Charles J. Burdick
Charles J. Burdick
Chairman & CEO

Information concerning Participants in CMVT's Solicitations of Proxies

Certain information concerning participants and potential participants in CMVT's solicitations of proxies from its shareholders in connection with CMVT's annual meeting of shareholders and special meeting of shareholders in connection with the previously announced spin-off of CNS is set forth on Exhibit 99.2 to the Form 8-K filed by CMVT with the U.S. Securities and Exchange Commission ("SEC") on April 30, 2012 and incorporated herein by reference.

Other important Information

In connection with the annual meeting of shareholders and the previously announced spin-off of CNS,  definitive proxy statements for CMVT's shareholders will need to be filed with the SEC.  CMVT will also mail the final proxy statements to its shareholders. BEFORE MAKING ANY VOTING DECISION, CMVT's SHAREHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENTS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND THE PROPOSED DISTRIBUTION. Investors and security holders can obtain, without charge, a copy of the proxy statements, as well as other relevant documents containing important information about CMVT at the SEC’s website (http://www.sec.gov) once such documents are filed with the SEC. You may also read and copy any reports, statements and other information filed by CMVT at the SEC public reference room at 100 F. Street, N.E. Washington D.C 20549. Please call the SEC at 1-800-SEC-0330 for further information.

Forward−Looking Statements

This letter contains a number of forward-looking statements.  Words, and variations of words such as "expect", "intend", "will", "anticipate", "believe", "propose" and similar expressions are intended to identify forward-looking statements.  Examples of forward-looking statements include, but are not limited to, CMVT's intent to distribute CNS shares to CMVT shareholders, CMVT's intent to explore the elimination of its holding company structure, and the timing of the foregoing actions.  The forward-looking statements in this press release are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are outside of CMVT's control, and could cause results to materially differ from expectations.  Such risks and uncertainties, include, but are not limited to:  failure to satisfy any of the conditions to the proposed distribution, including obtaining the required shareholder vote; adverse effects on the market price of CMVT's or Verint's common stock and on CMVT's operating results because of a failure to complete the proposed distribution; failure to realize the expected benefits of the proposed distribution; negative effects of announcement or consummation of the proposed distribution or strategic alternatives on the market price of CMVT's or Verint's common stock; significant transaction costs and/or unknown liabilities; general economic and business conditions that affect CMVT and its assets in connection with CMVT's announced intentions; unanticipated expenses such as litigation or legal settlement expenses; tax law changes; the impact of CMVT's announced intentions on CMVT's employees, customers and suppliers; future opportunities that CMVT's board may determine present greater potential to increase shareholder value; and the ability of the companies to operate independently following the distribution.  Actual results could differ materially.  For further information regarding risks and uncertainties associated with CMVT's businesses, please also see the risks described in the section entitled "Forward-Looking Statements", Item 1A, "Risk Factors" and elsewhere in CMVT's Annual Report on Form 10-K for the fiscal year ended January 31, 2012 filed with the SEC on April 2, 2012 or in subsequently filed periodic, current or other reports.  CMVT undertakes no commitment to update or revise forward-looking statements except as required by law.